Exhibit 99.1

FireEye Reports Record Financial Results for Fourth Quarter and Fiscal Year 2014

Quarterly Billings Increase to $213 million on Increased Customer Adoption of FireEye’s Advanced Threat

Protection Platform and Services

MILPITAS, Calif. – Feb. 11, 2015 – FireEye, Inc. (NASDAQ: FEYE), the leader at stopping today’s advanced cyber attacks, today announced financial results for the fourth quarter and fiscal year ended December 31, 2014.

“In 2014, we brought together the industry’s best technology, security expertise, and threat intelligence to protect organizations from advanced targeted attacks. We responded to nearly every high profile breach in the U.S., and we established strategic relationships with Global 2000 customers and partners around the world,” said David DeWalt, CEO and Chairman of the Board of FireEye. “Our growth over the last four quarters reflects the competitive differentiation of our security platform and incident response capabilities, as well as our sales execution and operational discipline. The market for our advanced security solutions continues to expand, and we believe we enter 2015 well positioned to extend our leadership and market share gains with innovative new solutions such as FireEye-as-a-Service™ and the FireEye Endpoint Threat Prevention Platform™,” added DeWalt.

Fourth Quarter 2014 Financial Results

•	Billings[1]: Fourth quarter billings were $212.6 million, above the previously issued guidance range of $195 to $210 million. Product billings totaled $67.6 million. Product subscriptions and support billings, which are recognized ratably over the contract term, totaled $120.0 million and included $80.2 million of product subscription billings and $39.8 million of support billings. Professional services billings, including Mandiant incident response, were $25.0 million. The average contract length for new subscription and support billings was approximately 30 months, compared to 35 months in the fourth quarter of 2013 and 34 months in the third quarter of 2014.

•	Revenue: Fourth quarter revenue was $143.0 million, within the previously issued guidance range of $135 to $147 million. Total revenue included product revenue of $67.9 million and subscription and services revenue of $75.0 million. Subscription and services revenue included product subscription and support revenue of $54.9 million and professional services revenue of $20.1 million.

•	Deferred revenue: Deferred revenue totaled $352.5 million at the end of the fourth quarter, an increase of $165 million from the end of the fourth quarter of 2013. Current deferred revenue was $203.9 million, an increase of $93.3 million from the end of 2013. Total current deferred revenue included $10.7 million in deferred product revenue and $193.2 million in deferred subscription, support and services revenue. Non-current deferred revenue was $148.7 million, an increase of $71.7 million from the end of 2013. Non-current deferred revenue included $4.9 million of deferred product revenues and $143.8 million of deferred subscription, support and services revenue.

•	GAAP net loss: Fourth quarter GAAP net loss was $105.7 million, or $0.72 per share, based on 148 million weighted average shares outstanding. This compares to a GAAP net loss of $2.5 million, or $0.02 per share, based on approximately 115 million weighted average shares outstanding, in the fourth quarter of 2013. Fourth quarter 2013 GAAP net loss included a discrete tax benefit of $59.0 million related to the acquisition of Mandiant.

•	Non-GAAP net loss[1]: Fourth quarter non-GAAP net loss decreased for the second consecutive quarter to $56.6 million, or $0.38 per share, based on 148 million weighted average shares outstanding. This compares to a non-GAAP net loss of $40.5 million, or $0.35 per share, based on approximately 115 million weighted average shares outstanding, in the fourth quarter of 2013. Non-GAAP net loss in the fourth quarters of 2013 and 2014 excluded stock-based compensation expenses, amortization of intangible assets and discrete tax benefits. Additionally, non-GAAP net loss for the fourth quarter of 2014 excluded $1.6 million of restructuring charges and non-GAAP net loss for the fourth quarter of 2013 excluded $8.5 million of acquisition expenses associated with the acquisition of Mandiant.

•	Cash flow from operations: Fourth quarter cash flow from operations was negative $0.3 million, compared to negative $25.3 million in the fourth quarter of 2013 and negative $46.5 million in the third quarter of 2014. Purchases of property and equipment totaled $12.2 million in the fourth quarter of 2014, compared to $24.0 million in the prior quarter and $21.6 million in the fourth quarter of 2013.

2014 Financial Results

•	Billings[1]: For the year, billings were $590.7 million, an increase of 130 percent from 2013. Total billings included product billings of $173.3 million, product subscription billings of $233.7 million, support billings of $104.8 million and professional services billings of $78.9 million.

•	Revenue: Total revenue of $425.7 million increased 163 percent from $161.6 million in 2013. Total revenue included $178.2 million of product revenue, $121.9 million of product subscription revenue, $53.4 million of support revenue, and $72.1 million of professional services revenue.

•	GAAP net loss: 2014 GAAP net loss was $443.8 million, or $3.12 per share, based on approximately 142 million weighted average shares outstanding. This compares to a GAAP net loss of $120.6 million, or $2.66 per share, based on approximately 45 million weighted average shares outstanding, in 2013. 2014 GAAP net loss included $4.3 million in restructuring charges and discrete tax benefits of $39.5 million. 2013 GAAP net loss included $8.5 million in acquisition related expenses and a non-recurring tax benefit of $59.6 million, both associated with the acquisition of Mandiant.

•	Non-GAAP net loss[1]: 2014 non-GAAP net loss was $280.4 million, or $1.97 per share, based on approximately 142 million weighted average shares outstanding. Non-GAAP loss in 2013 was $134.8 million, or $2.98 per share, based on approximately 45 million weighted average shares outstanding. Non-GAAP net loss in 2013 and 2014 excluded stock-based compensation expenses, amortization of intangible assets and discrete tax benefits. Additionally, non-GAAP net loss for 2013 excluded $8.5 million of acquisition expenses and non-GAAP net loss for 2014 excluded restructuring charges of $4.3 million.

[1]	A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Recent Business Highlights

Since its initial public offering in the third quarter of 2013, FireEye has executed on a strategy to expand its advanced security platform and increase the installed base of customers. In 2014, the company

•	Expanded its advanced threat prevention solutions with new appliance-based and cloud-based products, including the FireEye-as-a-Service, FireEye Threat Analytics Platform™ (TAP™), FireEye Investigation Analysis System™ (IA Series), FireEye Advanced Threat Intelligence™ (ATI), FireEye Threat Prevention with IPS™, and FireEye Endpoint Threat Prevention Platform™.

•	Added more than 1,000 customers, including 183 of the Global 2000.

•	Expanded its channel partner programs to more than 1,100 distributors and resellers worldwide.

•	Partnered with SingTel and with Deutsche Telekom to deliver FireEye security solutions as part of their managed security services.

•	Partnered with Verizon to include FireEye Mobile Threat Prevention™ (MTP™) in its enterprise mobile security offering.

Business highlights since the release of third quarter 2014 financial results on November 4, 2014 included announcements of new products, technology integrations, managed service provider relationships and industry awards. During this period, FireEye:

•	Announced the evolution of the FireEye® Endpoint Threat Prevention Platform and limited release of FireEye endpoint exploit detection. Built around the Adaptive Defense™ security model for detecting, preventing, analyzing, and responding to advanced and unknown attacks against on-premise, remote, and mobile endpoints, the next-generation FireEye Endpoint Threat Prevention Platform includes:

•	Proactive and adaptive security features for searching and sweeping endpoints in real-time as well as providing response capabilities.

•	Industry-proven and highly scalable MVX™ technology powering endpoint threat detection.

•	Advanced Threat Intelligence from FireEye DTI™ cloud and real-time feeds from FireEye network products, enabling real-time blocking of advanced attacker activities.

•	Partnered with Telefonica Business Solutions, a leading provider of a wide range of integrated communication solutions for the B2B market, to add FireEye’s advanced security technology and intelligence to Telefonica’s leading managed security services to help protect enterprises in today’s rapidly changing threat landscape.

•	Announced four new technology integrations with the cloud-based FireEye Threat Analytics Platform (TAP), including:

•	An integration of Viewfinity’s advanced endpoint protection solution with both FireEye TAP and the FireEye AX series, a group of forensic analysis platforms. The joint integration is designed to correlate suspect access to applications and endpoints with network-based indicators of compromise.

•	An integration of intelligence from the ForgeRock Identity Platform™ with FireEye TAP to provide enhanced security incident detection and response management. The integration brings together identity management and security intelligence to help security teams identify attacks based on compromised credentials.

•	An integration with universal log collector NXLog that enables security teams to feed network event log data, regardless of format, into FireEye TAP for analysis to identify threats that evade traditional security solutions.

•	An integration of Adallom’s unique and context-rich cloud application security insights with FireEye TAP. The joint integration is designed to correlate cloud-based insights with indicators of compromise from the traditional IT infrastructure and threat data from FireEye Dynamic Threat Intelligence™ to provide organizations with insight into attacks across the entire IT infrastructure.

•	Won CRN‘s 2014 Enterprise App Award in the security category for the FireEye Mobile Security™ application.

•	Ranked 17th overall in Deloitte’s 2014 Technology Fast 500 ranking and the highest among advanced cybersecurity companies. The ranking is based on percentage fiscal year revenue growth from 2009 to 2013. FireEye had annual revenue growth of over 9,700 percent during this period.

•	Was awarded the UK Government’s new Cyber Essentials Scheme accreditation.

Leadership in Advanced Threat Intelligence

Threat intelligence is fundamental to the FireEye Threat Prevention Platform. By combining the dynamic threat intelligence gathered by millions of virtual machines and endpoint threat sensors with intelligence on threat actors from hundreds of incident response engagements, FireEye threat prevention solutions are able to detect and block advanced attacks and provide contextual threat intelligence to enable a rapid response.

In addition to regular blog posts on new attack campaigns and trends in cybersecurity, recent threat discoveries and analyses by the FireEye community of threat researchers and security experts included:

•	Discovery of multiple mobile threats and vulnerabilities, including the Masque Attack, an iOS app that can replace authentic apps, such as banking and email apps, and widespread crypto vulnerabilities in Android apps.

•	Discovery and investigation of multiple targeted attacks, including:

•	Operation Double Tap, a new spear phishing attack by APT3, the actors responsible for Operation Clandestine Fox.

•	Spear phishing attacks by FIN4, detailed in the report “Hacking the Street? FIN4 Likely Playing the Market,” that used highly-targeted social engineering tactics and deep subject-matter expertise to capture usernames and passwords to victims’ email accounts.

•	Sweet Orange Exploit Kit activity by cybercriminals targeting legitimate websites that serve areas afflicted with the Ebola virus.

•	Operation Poisoned Handover, which linked probable China-based advanced persistent threat (APT) actors with DDoS attack activity designed to silence the Pro-Democracy movement in Hong Kong.

•	Publication of the report “Behind the Syrian Conflict’s Digital Front Lines,” on malware activity related to the conflict in Syria. The report details the activities of a cyber-espionage group that stole Syrian opposition’s strategies and battle plans through the use of social media.

Forward Outlook

FireEye provides guidance ranges based on current market conditions and expectations.

For the first quarter of 2015, FireEye expects total revenue in the range of $118 to 122 million. Additionally, for the first quarter, on a non-GAAP basis, the company expects:

-	Total billings in the range of $130 to $140 million.

-	Gross margin in the range of 69 to 72 percent of total revenue.

-	Research and development expenses in the range of 41 to 45 percent of total revenue.

-	Sales and marketing expenses in the range of 71 to 75 percent of total revenue.

-	General and administrative expenses in the range of 16 to 20 percent of total revenue.

-	Loss per share of $0.49 to $0.53, based on estimated weighted average shares outstanding of approximately 149 million.

For 2015, the company currently expects total revenue in the range of $605 to $625 million. Additionally, on a non-GAAP basis, for 2015 the company expects:

-	Total billings in the range of $800 to $820 million.

-	Gross margin in the range of 71 to 75 percent of total revenue.

-	Research and development expenses in the range of 35 to 38 percent of total revenue.

-	Sales and marketing expenses in the range of 64 to 68 percent of total revenue.

-	General and administrative expenses in the range of 14 to 17 percent of total revenue.

-	Loss per share of $1.80 to $1.90, based on estimated weighted average shares outstanding of approximately 151 million.

-	Negative cash flow from operations in the range of $70 to $85 million.

Guidance for non-GAAP financial measures excludes stock based compensation, amortization of intangible assets, acquisition expenses, restructuring charges, discrete tax benefits, and other non-recurring expenses. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.

Conference Call Information

FireEye will host a conference call today, February 11, 2015, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its fourth quarter and 2014 financial results and outlook for 2015. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call, as well as related multi-media content, can be accessed from the Investor Relations section of the company’s website at http://investors.fireeye.com. Shortly after the conclusion of the call, an archived version of the webcast will be available at the same website.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to future billings, revenue, non-

GAAP gross margins, non-GAAP research and development expenses as a percent of total revenue, non-GAAP sales and marketing expenses as a percent of total revenue, non-GAAP general and administrative expenses as a percent of total revenue, weighted average shares outstanding, and non-GAAP loss per share in the section entitled “Forward Outlook” above, as well as statements related to the market for FireEye’s products and services , FireEye’s competitive position, and the company’s belief in its ability to expand its leadership and market share gains.

These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products and services; FireEye’s limited operating history, particularly as a public company; real or perceived defects, errors or vulnerabilities in FireEye’s products or services; FireEye’s ability to react to trends and challenges in its business and the markets in which it operates; FireEye’s ability to anticipate market needs or develop new or enhanced products and services to meet those needs; the failure to achieve expected synergies and efficiencies of operations between FireEye and its acquired companies; the ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technology, products, personnel and operations; FireEye’s ability to attract new and retain existing customers and expand and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with FireEye’s rapid growth; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-Q filed with the Securities and Exchange Commission on November 5, 2014, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.

All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. Any future product, feature, or related specification that may be referenced in this release is for information purposes only and is not a commitment to deliver any technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.

Non-GAAP Financial Measures

In this release FireEye has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the health and visibility of the company’s business. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.

Non-GAAP gross margin, operating margin, net loss and net loss per share. FireEye defines non-GAAP gross margin as total gross profit excluding stock-based compensation expenses, amortization of intangible assets, and, as applicable, other special items, divided by total revenue. FireEye defines non-GAAP operating margin as operating loss excluding stock-based compensation expense, amortization of intangible assets, acquisition related expenses, restructuring charges and other special or non-recurring items, divided by total revenue. FireEye defines non-GAAP net loss as net loss excluding stock-based compensation expense, amortization of intangible assets, change in fair value of preferred stock warrant liability, acquisition-related expenses, restructuring charges or discrete tax benefits. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average shares outstanding. Additionally, weighted average shares outstanding used to calculate non-GAAP net loss per share excludes stock options, restricted stock units and performance stock units as anti-dilutive.

FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, restructuring charges, change in fair value of preferred stock warrant liability and other non-recurring and discrete items so that management and investors can compare the company’s “core business operating results,” over multiple periods.

There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in the company’s business. Stock-based compensation is an important part of FireEye employees’ overall compensation. Second, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation but also non-recurring items such as acquisition related expenses, amortization of intangible assets, restructuring charges, changes in fair value of preferred stock warrant liability and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.

About FireEye, Inc.

FireEye has invented a purpose-built, virtual machine-based security platform that provides real-time threat protection to enterprises and governments worldwide against the next generation of cyber attacks. These highly sophisticated cyber attacks easily circumvent traditional signature-based defenses, such as next-generation firewalls, IPS, anti-virus, and gateways. The FireEye Threat Prevention Platform provides real-time, dynamic threat protection without the use of signatures to protect an organization across the primary threat vectors and across the different stages of an attack life cycle. The core of the FireEye platform is a virtual execution engine, complemented by dynamic threat intelligence, to identify and block cyber attacks in real time. FireEye has over 3,100 customers across 67 countries, including over 200 of the Fortune 500.

© 2015 FireEye, Inc. All rights reserved. FireEye, FireEye-as-a-Service, Threat Analytics Platform, TAP, Investigation Analysis System, Advanced Threat Intelligence, Threat Prevention with IPS, Endpoint Threat Prevention Platform, Mobile Threat Prevention, MTP, Adaptive Defense, MVX, Dynamic Threat Intelligence, DTI and Mobile Security are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Media contact:

Vitor De Souza

FireEye, Inc.

415-699-9838

vitor.desouza@fireeye.com

Investor contact:

Kate Patterson

FireEye, Inc.

408-321-4957

kate.patterson@fireeye.com

Source: FireEye

FireEye, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue:
Product	$67,936	$32,296	$178,246	$88,253
Subscription and services	75,046	24,966	247,416	73,299

Total revenue	142,982	57,262	425,662	161,552
Cost of revenue: (1)(2)(3)
Product	19,465	10,788	58,980	28,912
Subscription and services	33,827	6,372	116,113	18,853

Total cost of revenue	53,292	17,160	175,093	47,765
Total gross profit	89,690	40,102	250,569	113,787
Operating expenses:(1)(2)
Research and development	53,102	21,466	203,187	66,036
Sales and marketing	118,081	56,889	401,151	167,466
General and administrative (3)	31,949	23,118	121,099	52,503
Restructuring charges (4)	1,558	—	4,327	—

Total operating expenses	204,690	101,473	729,764	286,005
Operating loss	(115,000)	(61,371)	(479,195)	(172,218)
Other expense, net (5)	(670)	(119)	(1,249)	(7,714)

Loss before income taxes	(115,670)	(61,490)	(480,444)	(179,932)
Provision for (benefit from) income taxes (6)	(9,944)	(58,977)	(36,654)	(59,297)

Net loss attributable to common stockholders	$(105,726)	$(2,513)	$(443,790)	$(120,635)

Net loss per share attributable to common stockholders, basic and diluted	$(0.72)	$(0.02)	$(3.12)	$(2.66)

Weighted average shares used in per share calculations, basic and diluted	147,746	114,654	142,176	45,271

FireEye, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$146,363	$173,918
Short-term investments	255,845	—
Accounts receivable, net	193,182	95,772
Inventories	7,952	5,663
Deferred tax assets, current portion	25,126	14,584
Prepaid expenses and other current assets	28,669	25,230

Total current assets	657,137	315,167
Property and equipment, net	82,298	64,765
Goodwill	750,288	706,327
Intangible assets	261,625	281,377
Deposits and other long-term assets	7,533	8,677

Total assets	$1,758,881	$1,376,313

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$34,057	$34,128
Accrued and other current liabilities	24,596	17,677
Accrued compensation	64,551	41,625
Deferred revenue, current portion	203,877	110,535

Total current liabilities	327,081	203,965
Deferred revenue, non-current portion	148,666	76,979
Deferred tax liabilities, non-current portion	24,903	45,147
Other long-term liabilities	7,403	2,120

Total liabilities	508,053	328,211
Stockholders’ equity:
Common stock	15	14
Additional paid-in capital	1,918,546	1,271,590
Accumulated other comprehensive loss	(441)	—
Accumulated deficit	(667,292)	(223,502)

Total stockholders’ equity	1,250,828	1,048,102

Total liabilities and stockholders’ equity	$1,758,881	$1,376,313

FireEye, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in thousands)

	Twelve Months Ended
	December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(443,790)	$(120,635)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	94,136	20,758
Stock-based compensation expense	151,852	28,858
Deferred income taxes	(39,869)	(61,028)
Other	2,261	6,648
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(97,165)	(35,145)
Inventories	(2,024)	(3,089)
Prepaid expenses and other assets	1,450	(17,219)
Accounts payable	(3,193)	11,504
Accrued liabilities	11,403	(18,488)
Accrued compensation	23,658	19,381
Deferred revenue	164,728	95,010
Other long-term liabilities	5,283	3,683

Net cash used in operating activities	(131,270)	(69,762)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash acquired	(55,058)	(89,240)
Purchase of property and equipment and demonstration units	(67,715)	(57,560)
Purchase of short-term investments	(390,360)	—
Maturities of short-term investments	131,118	—
Lease deposits	(496)	(1,669)

Net cash used in investing activities	(382,511)	(148,469)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from initial public offering	—	321,389
Net proceeds from follow-on public offering	444,338	—
Borrowing from line of credit	—	10,000
Repayment of line of credit		(20,000)
Repayment of term loan	—	(2,150)
Net proceeds from issuance of convertible preferred stock	—	9,988
Proceeds from exercise of equity awards	41,888	5,428
Repayment of notes receivable from stockholders	—	7,294

Net cash provided by financing activities	486,226	331,949

Net change in cash and cash equivalents	(27,555)	113,718
Cash and cash equivalents, beginning of year	173,918	60,200

Cash and cash equivalents, end of year	$146,363	$173,918

FireEye, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
GAAP operating loss	$(115,000)	$(61,371)	$(479,195)	$(172,218)
Stock-based compensation expense (1)	45,245	12,514	151,852	28,858
Amortization of intangible assets (2)	11,689	632	45,152	1,513
Acquisition related expenses (3)	—	8,513	1,559	8,513
Restructuring Charges (4)	1,558	—	4,327	—

Non-GAAP operating loss	$(56,508)	$(39,712)	$(276,305)	$(133,334)
GAAP net loss	$(105,726)	$(2,513)	$(443,790)	$(120,635)
Stock-based compensation expense (1)	45,245	12,514	151,852	28,858
Amortization of intangible assets (2)	11,689	632	45,152	1,513
Acquisition related expenses (3)	—	8,513	1,559	8,513
Restructuring Charges (4)	1,558	—	4,327	—
Change in fair value of preferred stock warrant liability (5)	—	—	—	6,538
Non-recurring benefit from income taxes (6)	(9,373)	(59,620)	(39,472)	(59,620)

Non-GAAP net loss	$(56,607)	$(40,474)	$(280,372)	$(134,833)
GAAP net loss per common share, basic and diluted	$(0.72)	$(0.02)	$(3.12)	$(2.66)
Stock-based compensation expense (1)	0.31	0.11	1.07	0.64
Amortization of intangible assets (2)	0.08	0.01	0.32	0.03
Acquisition related expenses (3)	—	0.07	0.01	0.19
Restructuring Charges (4)	0.01	—	0.03	—
Change in fair value of preferred stock warrant liability (5)	—	—	—	0.14
Non-recurring benefit from income taxes (6)	(0.06)	(0.52)	(0.28)	(1.32)

Non-GAAP net loss per common share, basic and diluted	$(0.38)	$(0.35)	$(1.97)	$(2.98)
Weighted average shares used in per share calculations for GAAP and Non-GAAP, basic and diluted	147,746	114,654	142,176	45,271

(1) includes stock-based compensation expense as follows:
Cost of product revenue	$263	$190	$888	$469
Cost of subscription and services revenue	6,583	1,011	17,037	2,341
Research and development	8,914	2,533	28,968	6,958
Sales and marketing	19,619	4,870	66,773	10,748
General and administrative	9,866	3,910	38,186	8,342

Total stock-based compensation expense	$45,245	$12,514	$151,852	$28,858

(2) includes amortization of intangible assets as follows:
Cost of product revenue	$2,987	$286	$10,942	$1,071
Cost of subscription and services revenue	5,475	157	21,659	201
Sales and marketing	3,227	189	12,551	241

Total amortization of intangible assets	$11,689	$632	$45,152	$1,513

(3) includes acquisition related expenses as follows:
General and administrative	$—	$8,513	$1,559	$8,513

(4) includes restructuring charges as follows:
Restructuring charges	$1,558	$—	$4,327	$—

(5) includes change in fair value of preferred stock warrant liability as follows:
Other expense, net	$—	$—	$—	$6,538

(6) includes discrete benefit from income taxes as follows:
Provision for (benefit from) income taxes	$(9,373)	$(59,620)	$(39,472)	$(59,620)

FireEye, Inc.

RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE

(Unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
GAAP revenue	$142,982	$57,262	$425,662	$161,552
Add change in deferred revenue	69,622	56,762	165,029	111,108

Subtotal	212,604	114,024	590,691	272,660
Less Mandiant deferred revenue assumed	—	(16,099)	—	(16,099)

Non-GAAP billings	$212,604	$97,925	$590,691	$256,561

FireEye, Inc.

BILLINGS BREAKOUT

(Unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Product billings	$67,554	$35,784	$173,323	$98,025
Product subscription billings	80,242	38,656	233,688	96,219

Product billings and product subscription billings	147,796	74,440	407,011	194,244
Support and maintenance billings	39,796	21,612	104,790	57,110
Professional services billings	25,012	1,873	78,890	5,207

Non-GAAP billings	$212,604	$97,925	$590,691	$256,561

FireEye, Inc.

REVENUE BREAKOUT

(Unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Product revenue	$67,936	$32,296	$178,246	$88,253
Product subscription revenue	38,320	14,367	121,907	43,031

Product revenue and product subscription revenue	106,256	46,663	300,153	131,284
Support and maintenance revenue	16,583	8,814	53,406	26,910
Professional services revenue	20,143	1,785	72,103	3,358

Total revenue	$142,982	$57,262	$425,662	$161,552